Exhibit 10.1

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE ARE CONVERTIBLE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Original Issuance Date: May 2, 2016	$360,000

THINSPACE TECHNOLOGY, INC.

8% Convertible Debenture

Due May 2, 2018

FOR VALUE RECEIVED, Thinspace Technology, Inc. a Delaware corporation (hereinafter called the “Borrower” or the “Company”), hereby promises to pay to Rockwell Capital Partners, Inc., a Delaware corporation(the “Holder”), or order, without demand, the sum of up to THREE HUNDRED SIXTY THOUSAND Dollars ($360,000), interest accruing at the rate described below, on May 2, 2018 or such earlier date as the Debentures are required to be repaid as provided hereunder(the "Maturity Date").

The Consideration is: (i) One Hundred, Thirty Thousand Dollars ($130,000) payable by wire to the Borrower on the Effective Date and an additional up to Two Hundred Thirty Thousand Dollars ($230,000) may be paid by Holder to Borrower in its discretion during the 180 day period commencing on the date of this Debenture.

NOW THEREFORE, the following terms shall apply to this Debenture:

ARTICLE I

GENERAL PROVISIONS

1.1        Payments. The entire unpaid principal amount (such amount to be equal to the amount actually paid by Holder to Borrower during the one hundred eighty day period commencing on the date of this Debenture), (the “Principal”) shall be due and payable on the Maturity Date. Interest on this Debenture (the “Interest”) will be payable annually and on the Maturity Date. Interest shall be payable in cash or, so long as no default or Event of Default shall have occurred and be continuing, at the Company’s option, in freely tradable shares of the Company’s common stock, par value $0.001 per share (the "Common Stock").

Upon any conversion in part by the Holder in accordance with Article II, the Holder and the Borrower shall in good faith recalculate the outstanding principal balance. Upon any full conversion by the Holder in accordance with Article II of all of the Interest and the Principal due hereunder, all of the Borrower's payment obligations shall terminate. All payments in respect of the indebtedness evidenced hereby shall be applied in the following order: to accrued Interest, Principal, and charges and expenses owing under or in connection with this Debenture.

If any payment of interest is paid in Common Stock, the number of shares issuable will be determined utilizing the conversion ratio as set forth in Article II. Notwithstanding the foregoing, the Company’s right to pay this Debenture, including any Interest due thereunder, in shares of Common Stock upon the Maturity Date is subject to the satisfaction of the conditions that: (i) the Common Stock is trading on the OTC Markets, OTC Bulletin Board, New York Stock Exchange, NYSE MKT or Nasdaq; (ii) there is an effective Registration Statement on the Maturity Date or the shares are otherwise eligible for resale pursuant to Rule 144, (iii) there are no other defaults or Events of Default hereunder and (iv) the Company’s compliance with the public informational requirements of Rule 144(c).

1.2        Interest. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to eight percent (8%) from the date Principal was advanced in connection with this Debenture and shall be payable annually unless otherwise converted earlier at the election of the Holder as further described below and at Maturity. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest hereunder will be paid to the Holder or its assignee in whose name this Debenture is registered on the records of the Borrower regarding registration and transfers of Debentures (the “Debenture Register”).

1.3        Payment Grace Period. From and after the occurrence of an Event of Default under Article IV, the Interest Rate applicable to any unpaid amounts owed hereunder shall be increased to eighteen percent (18%) per annum.

1.4        Conversion Privileges. The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Debenture is paid in full regardless of the occurrence of an Event of Default. This Debenture shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred, the Holder may elect to extend the Maturity Date by the amount of days of the pendency of the Event of Default.

1.5        Corporate Existence. So long as this Debenture remains outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, a “Fundamental Change”) where the Company is not the surviving entity unless, prior to the consummation a Fundamental Change, the Company shall have given the Holder not less than fourteen (14) days prior written notice to the Holder. In any such case, the Holder will have the right to put this Debenture to the Company up to the time of the effectiveness of the Fundamental Change at 150% of the then outstanding Principal plus any unpaid and accrued Interest, which obligation shall be payable at the option of the Holder in cash or stock (calculated as set forth in Section 2.8 hereof).

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This Debenture is subject to the following additional provisions:

ARTICLE II

CONVERSION RIGHTS AND REDEMPTION RIGHTS

The Holder shall have the right to convert the principal and accrued and unpaid interest due under this Debenture into Shares of the Borrower's Common Stock as set forth below.

2.1        Conversion into the Borrower's Common Stock.

(a)        The Holder shall have the right from and after the date of the issuance of this Debenture and then at any time until this Debenture is fully paid, to convert any outstanding and unpaid principal portion of this Debenture, and accrued Interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Debenture (such shares, the “Conversion Shares”), or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified (the “Other Securities”), at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is attached hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days from the Conversion Date (such third day being the “Delivery Date”) that number of Conversion Shares for the portion of the Debenture converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the principal amount of the Debenture being converted in the manner provided in Section 1.1 through the Conversion Date directly to the Holder on or before the Delivery Date. The number of Conversion Shares to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the principal of this Debenture and accrued interest to be converted, by the Conversion Price.

(b)         Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be 65% of the lowest closing bid price as of 4 pm (New York Time) for the Company’s stock during the previous 20 trading days.

(c)         The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of the following certain events while this conversion right remains outstanding:

A.        Reorganization, Consolidation, Merger, etc.; Reclassification. In case at any time or from time to time, the Company shall, subject to Section 1.5 hereof, effect a Fundamental Change, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Debenture, on the conversion hereof as provided in Article II, at any time after the consummation of such Fundamental Change, shall receive, in lieu of the Conversion Shares (or Other Securities) issuable on such conversion prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation of a Fundamental Change if such Holder had so converted this Debenture, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 2.1(c)(E).

If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

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B.        Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Debenture after the effective date of such dissolution pursuant to this Article II to a bank or trust company (a “Trustee”) having its principal office in New York, NY, as trustee for the Holder of the Debentures.

C.        Continuation of Terms. Upon any Fundamental Change or transfer (and any dissolution following any transfer) referred to in this Article II, this Debenture shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the conversion of this Debenture after the consummation of such Fundamental Change or transfer or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Debenture as provided in Section 2.1(c)(E). In the event this Debenture does not continue in full force and effect after the consummation of the transaction described in this Article II, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of this Debenture be delivered to the Trustee as contemplated by Section 2.1(c)(B).

D.         Share Issuance. If at any time this Debenture is outstanding the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the then applicable Conversion Price in respect of the Shares, without the consent of the Holders of this Debenture, except with respect to Excepted Issuances, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Holder so that the average per share purchase price of the shares of Common Stock issued to the Holder (of only the Conversion Shares still owned by the Holder) is equal to such other lower price per share and the Conversion Price shall automatically be reduced to such other lower price per share. For the purposes hereof, "Excepted Issuances" means any offer, issuance or agreement to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) in connection with (i) full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of corporation or other entity, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company’s issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans, (iv) the conversion of any of the Debentures, and (v) the payment of any interest on the Debentures, (collectively, the “Excepted Issuances”). The delivery to the Holder of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price in effect upon such issuance. The rights of the Holder set forth in this Section 2.1 (c)(D), are in addition to any other rights the Holder has pursuant to this Debenture, any Transaction Document and any other agreement referred to or entered into in connection herewith.

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E.        Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) subject to Section 1.5 hereof, combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Conversion Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Conversion Price then in effect. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 2.1(c)(E). The number of Conversion Shares that the Holder of this Debenture shall thereafter, on the conversion hereof as provided in Article II, be entitled to receive shall be adjusted to a number determined by multiplying the number of Conversion Shares that would otherwise (but for the provisions of this Section 2.1(c)(E)) be issuable on such conversion by a fraction of which (a) the numerator is the Conversion Price that would otherwise (but for the provisions of this Section 2.1(c)(E)) be in effect, and (b) the denominator is the Conversion Price in effect on the date of such conversion.

F.        Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the conversion of the Debentures, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Debenture and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Conversion Price and the number of Conversion Shares to be received upon conversion of this Debenture, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Debenture. The Company will forthwith mail a copy of each such certificate to the Holder of the Debenture and any transfer agent of the Company.

G.        Delay in Clearing. The Company shall issue shares to the Holder as set forth in 2.1(b) (“Initial Conversion Price”). However, if the conversion price for the common stock on the Clearing Date (defined below) is lower than the Initial Conversion Price, then the Initial Conversion Price shall be adjusted such that the Discount shall be taken based on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Conversion Price, with such additional issuance being subject to the limitation on conversion as set forth in 2.11, below.  For purposes of this Agreement, the Clearing Date shall be on the date in which the conversion shares are deposited into the Purchaser’s brokerage account and Purchaser’s broker has confirmed with Purchaser that the Purchaser may execute trades of the conversion shares. The Holder shall represent and warrant that the shares were promptly tendered to the Holder’s broker and that the delay is not the result of the Holder failing to provide the Broker or Clearing Firm with appropriate documentation to clear such shares including but not limited to this Debenture.

2.2        Method of Conversion. This Debenture may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Securities Purchase Agreement, dated on or about the date hereof, between the Company and the Holder (the “Purchase Agreement”). Upon partial conversion of this Debenture, a new Debenture containing the same date and provisions of this Debenture shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid.

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2.3        Issuance Below Par. It is the intention of the Parties hereto that conversion shares shall be issued in response to a Conversion Request regardless of Conversion Price, even if the Conversion Price is less than stated par value.

2.4        Intentionally Left Blank.

2.5        Conversion of Debenture.

(a)        Upon the conversion of this Debenture or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at conversion representing the number of Conversion Shares issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Holder, the Conversion Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Conversion Shares provided the Conversion Shares are being sold pursuant to an effective registration statement covering the Conversion Shares or are otherwise exempt from registration.

(b)        Holder will give notice of its decision to exercise its right to convert this Debenture or part thereof by emailing or telecopying an executed and completed Notice of Conversion (a form of which is attached as Exhibit A to the Debenture) to the Company via confirmed telecopier transmission, email, or overnight courier or otherwise pursuant to Section 5.2 of this Debenture. The Holder will not be required to surrender this Debenture until this Debenture has been fully converted or satisfied, with each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as defined above). The Company will itself or cause the Company’s transfer agent to transmit the Company's Common Stock certificates representing the Conversion Shares issuable upon conversion of this Debenture to the Holder via express courier for receipt by such Holder on or before the Delivery Date (as defined above). In the event the Conversion Shares are electronically transferable, then delivery of the Conversion Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Holder and the Holder has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements. A Debenture representing the balance of this Debenture not so converted will be provided by the Company to the Holder if requested by Holder, provided the Holder delivers the original Debenture to the Company.

(c)        The Company understands and agrees that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 2.5(a) hereof, after the Delivery Date (as hereinafter defined) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Conversion Shares upon Conversion of the Debenture in the amount of $500 per business day after the Delivery Date for each $10,000 of Debenture principal amount being converted of the corresponding Conversion Shares which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Conversion Shares by the Delivery Date the Holder will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

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(d)        Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

2.6        Injunction Posting of Bond. In the event a Holder shall elect to convert a Debenture or part thereof in whole or in part, the Company may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Debenture shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Holder in the amount of 120% of the amount of the Debenture, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

2.7        No Optional Redemption.

(a)        The Company may not prepay this Debenture in whole or in part without the prior written consent of the Holder.

2.8        Mandatory Redemption at Holder’s Election. In the event the Company is prohibited from issuing Conversion Shares, or fails to timely deliver Shares on a Delivery Date, or upon the occurrence of any other Event of Default (as defined in this Debenture or in the Purchase Agreement) or for any reason other than pursuant to the limitations set forth in Section 2.3 hereof, then at the Holder's election, the Company must pay to the Holder ten (10) business days after request by the Holder, at the Holder's election, a sum of money in immediately available terms equal to the greater of (i) the product of the outstanding principal amount of the Debenture designated by the Holder multiplied by 150%, or (ii) the product of the number of Conversion Shares otherwise deliverable upon conversion of an amount of Debenture principal and/or interest designated by the Holder (with the date of giving of such designation being a “Deemed Conversion Date”) at the then Conversion Price that would be in effect on the Deemed Conversion Date multiplied by the average of the closing bid prices for the Common Stock for the five consecutive trading days preceding either: (1) the date the Company becomes obligated to pay the Mandatory Redemption Payment, or (2) the date on which the Mandatory Redemption Payment is made in full, whichever is greater, together with accrued but unpaid interest thereon and any liquidated damages then payable (“Mandatory Redemption Payment”). The Mandatory Redemption Payment must be received by the Holder on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner (“Mandatory Redemption Payment Date”). Upon receipt of the Mandatory Redemption Payment, the corresponding Debenture principal and interest will be deemed paid and no longer outstanding. Liquidated damages calculated pursuant to Section 2.5(c) hereof, that have been paid or accrued for the twenty (20) day period prior to the actual receipt of the Mandatory Redemption Payment by the Holder shall be credited against the Mandatory Redemption Payment.

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2.9        Buy-In. In addition to any other rights available to the Holder, but without any duplicative recovery by the Holder, if the Company fails to deliver to the Holder the Conversion Shares issuable upon conversion of this Debenture by the Delivery Date and if after five (5) business days after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Common Stock which the Holder was entitled to receive upon such conversion (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Debenture for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

2.10      Reservation. Upon the Borrower increasing the number of shares of common stock available for issuance and during the period the conversion right exists, Borrower will reserve and instruct its Transfer Agent to reserve from its authorized and unissued Common Stock a number of shares of Common Stock equal to the greater of (1) 2,117,647,059 or (2) 200% of the amount of Common Stock issuable upon the full conversion of this Debenture (plus accrued interest to the Maturity Date). Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Debenture.

2.11      Maximum Conversion

(a)        Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Holder upon conversion of this Debenture (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the 1934 Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Debentures with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted portion of the Debentures beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Debentures) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2.11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  To the extent that the limitation contained in this Section 2.11 applies, the determination of whether the Debentures are convertible and of which a portion of the Debenture is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  For purposes of this Section 2.11, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K (or such related form), as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Debentures, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this Section 2.11 may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section 2.11 shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

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2.12      Short sales. The Holder shall not sell short the common shares of the Company without first having sent a conversion request to the Company or having such shares available to cover such short sale prior to entering into such short sale.

ARTICLE III

NEGATIVE COVENANTS

3.1        Negative Covenants. So long as any portion of this Debenture is outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

a)          enter into, create, incur, assume or suffer to exist any indebtedness or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to, subordinated to or paripassu with, in any respect, the Company’s obligations under the debentures;

b)          amend its certificate of incorporation, bylaws or to her charter documents so as to adversely affect any rights of the Holder;

c)           repay, repurchase or offer to repay, repurchase, make any payment in respect of or otherwise acquire any of its Common Stock, Preferred Stock, other equity securities or other debt securities other than as to the conversion shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents; provided, that the foregoing shall not prevent the Company from repaying debt securities with cash or securities raised from third parties (other than the Holder) to the extent such debt securities were raised in accordance with the terms hereof;

d)          engage in any transactions with any officer, director, employee or any affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company. Notwithstanding the foregoing, so long as any of the Debentures are outstanding, no cash payments shall be made to affiliates of or related parties to the Company on account of accrued amounts owing to such parties;

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e)          create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company and (ii) such Subsidiary secures and guarantees the obligations under the Transaction Documents pursuant to an agreement satisfactory in all respects to the Holder, to the extent required by the Holder, satisfied each condition of this Agreement and the Transaction Documents as if such Subsidiary were a Subsidiary on the Closing Date;

(f)          enter into any agreement not involving the payment of cash or the issuance of securities with any holder of the Company’s securities without the prior written consent of the Holder;

(g)        authorize or approve any reverse stock split of the Common Stock; or

(h)        enter into any agreement with respect to any of the foregoing.

ARTICLE IV

EVENTS OF DEFAULT

An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

4.1        Failure to Pay Principal or Interest. The Borrower fails to pay any installment of Principal, Interest or other sum due under this Debenture when due and payable provided that such Event of Default is not cured within Five (5) Days.

4.2        Breach of Covenant. The Borrower breaches any other covenant or other term or condition of the Purchase Agreement, or this Debenture or any other Transaction Document in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

4.3        Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein, in the Purchase Agreement or in any other Transaction Document, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

4.4        Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.5        Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

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4.6        Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within thirty (60) days of initiation.

4.7        Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $200,000 for more than forty-five (45) days after the due date; provided, that, if an obligation was in default prior to the date hereof, such obligation shall not constitute and “Event of Default” hereunder.

4.8        Stop Trade. An SEC or judicial stop trade order or trading suspension on any trading market on which such Common Stock may be listed or quoted, that lasts for five or more consecutive trading days.

4.9        Failure to Deliver Common Stock or Replacement Debenture. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the time required by this Debenture.

4.10      Failure to Maintain Current Public Information. The Company’s failure to maintain current public information as defined in Rule 144 of the Securities Act of 1933 or failure to timely file its reports as required by Securities Exchange Act of 1934; provided, that the Company shall have 180 days subsequent to the date hereof to meet such obligations prior to such failure constituting an “Event of Default” hereunder.

4.11      Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without the prior written consent of the Holder.

4.12      Reservation Default. Failure by the Borrower to have reserve for issuance upon conversion of the Debenture the amount of Common stock as set forth herein or in the Purchase Agreement.

4.13      Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties which obligation was not in default on the date hereof

4.14      Change in Control. A change in control of the Company without at least fourteen (14) days prior written notice to Holder. A change in control shall mean that more than 30% of the shares of common stock are consolidated in one person or entity so that the person or entity (other than any one or more of the Holders) may control the election of the board of directors or the passage of a proposal that would normally require a shareholder vote without such shareholder vote and that such person or entity was not a holder of shares of the Company at the date of execution hereof.

4.15      Asset Sales. Any instance, undertaken without written consent of the Holder, whereby the Company or any of its subsidiaries, sells, transfers, leases or otherwise disposes (including pursuant to a merger) of substantially all of the Company’s assets, including any asset constituting an equity interest in any other person, except sales, transfers, leases and other dispositions of inventory, used, obsolete or surplus equipment or other property, in each case in the ordinary course of the Company’s business and consistent with past practice.

4.16      Delisting.  Delisting of the Common Stock from on any trading market on which such Common Stock may be listed or quoted.

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During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the remaining principal amount of this Debenture, together with interest and other amounts owing in respect hereof, to the date of payment shall become, at the Holder's election, immediately due and payable in cash, in an amount equal to 150% of the amount then due and owing: provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Borrower. In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price then in effect. For an Event of Default to be deemed to have occurred, the Holder must provide written notice notifying the Holder when an Event of Default occurs or at the Maturity Date of the Debenture. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Upon an Event of Default, notwithstanding any other provision of this Debenture or any Transaction Document, the Holder shall have no obligation to comply with or adhere to any limitations, if any, on the conversion of this Debenture or the sale of the Conversion Shares, Shares or Other Securities.

ARTICLE V

MISCELLANEOUS

5.1        Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2        Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Thinspace Technology, Inc.,1925 E. Belt Line Road Suite 349, Carrollton, Texas 75006 and (ii) if to the Holder, to Rockwell Capital Partners, Inc. 919 N Market St Ste 1401, Wilmington, DE 19801

5.3        Amendment Provision. The term "Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4        Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower shall not assign its obligations hereunder without the consent of the Holder.

5.5        Cost of Collection. If default is made in the payment of this Debenture, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

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5.6        Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles or conflicts of law and any proceedings arising among the parties in any manner pertaining or relating to this Agreement shall be heard solely in the state and/or federal courts located in New York. Each party agrees that all legal proceedings concerning the transactions contemplated hereby shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it hereunder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating hereto. If either party shall commence an action or proceeding to enforce any provisions hereof, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.7        Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8        Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Debenture. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

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IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by an authorized officer as of the 2nd day of May, 2016.

THINSPACE TECHNOLOGY, INC.

By:	/s/
Name:
Title:

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